Exhibit 99.1

Dime Community Bancshares, Inc. Increases Fourth Quarter Net Income Available to Common Stockholders By 925% Year-Over-Year

Continued Increase in Non-Interest-Bearing Deposits Positions the Company Well for A Rising Interest Rate Scenario

Robust Quarterly Loan Originations in Excess of $500 Million

Hauppauge, NY, January 28, 2022 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $96.7 million for the year ended December 31, 2021, or $2.45 per diluted common share.

For the quarter ended December 31, 2021, net income available to common stockholders was $33.5 million, or $0.83 per diluted common share, compared to net income available to common stockholders of $3.3 million for the quarter ended December 31, 2020, or $0.16 per diluted common share. Adjusted net income available to common stockholders (non-GAAP) totaled $33.8 million for the quarter ended December 31, 2021, or $0.84 per diluted share. Adjusted net income available to common stockholders includes $0.5 million of aggregate pre-tax adjustments related to merger expenses and transaction costs, branch restructuring, and net gain on sale of securities and other assets (see “Non-GAAP Reconciliation” table at the end of this news release).

Kevin M. O’Connor, Chief Executive Officer (“CEO”) of the Company, stated, “As we close the book on 2021, we can reflect on a successful year for our Company. We integrated our merger transaction seamlessly and delivered on our financial goals as it relates to return on assets and efficiency. During the fourth quarter of 2021, our loan originations increased to $505 million (representing a linked quarter increase of approximately 9%). In addition, we grew our non-interest-bearing deposits to total deposits ratio to 37.5% and have positioned our balance sheet favorably for a rising rate scenario.”

Highlights for the Fourth Quarter of 2021 Included:

●	The non-interest-bearing deposits to total deposits ratio increased to 37.5% at December 31, 2021;
●	The cost of deposits for the fourth quarter of 2021 declined to 0.11%;
●	Total loans held for investment, net, excluding Paycheck Protection Program (“PPP”) loans increased by 1% on an annualized basis versus the linked quarter;
●	The reported efficiency ratio for the fourth quarter of 2021 was 49.9%; excluding the impact of merger expenses and transaction costs, branch restructuring, and amortization of other intangible assets, the adjusted efficiency ratio was 48.2%;
●	The Company repurchased 850,901 shares of its common stock, which represented approximately 2% of shares outstanding at the beginning of the period, at a weighted average price of $34.44; and
●	Non-performing assets represented only 0.33% of total assets as of December 31, 2021.

Management’s Discussion of Quarterly Operating Results

The Company’s results of operations for the third and fourth quarters of 2021 include income for the full quarter from the merger with Bridge Bancorp, Inc. (“Bridge”). The Company’s historical information for the fourth quarter of 2020 does not include the historical GAAP results of Bridge.

Net Interest Income

Net interest income for the fourth quarter of 2021 was $91.7 million compared to $94.8 million for the third quarter of 2021 and $48.7 million for the fourth quarter of 2020.

The table below provides a reconciliation of the reported Net Interest Margin (“NIM”), the adjusted NIM excluding the impact of PPP loans, and the adjusted NIM excluding the combined impact of PPP loans and purchasing accounting accretion on the loan portfolio.

($ in thousands)	Q4 2021	Q3 2021	Q4 2020
Net interest income	$91,686	$94,828	$48,680
Less: Net interest income on PPP loans	(539)	(2,502)	(1,678)
Adjusted net interest income excluding PPP loans, (non-GAAP)	$91,147	$92,326	$47,002

Average interest-earning assets	$11,582,086	$11,765,298	$6,281,488
Average PPP loan balances	(96,065)	(266,472)	(318,793)
Adjusted average interest-earning assets excluding PPP loans, (non-GAAP)	$11,486,021	$11,498,826	$5,962,695

NIM (1)	3.14%	3.20%	3.10%
Adjusted NIM excluding PPP loans (non-GAAP) (2)	3.15%	3.19%	3.15%

Adjusted net interest income excluding PPP loans, (non-GAAP)	$91,147	$92,326	$47,002
Less: Purchase Accounting Accretion on loans ("PAA")	625	(2,541)	—
Adjusted net interest income excluding PPP loans and PAA on loans, (non-GAAP)	$91,772	$89,785	$47,002
Adjusted NIM excluding PPP loans and PAA on loans, (non-GAAP) (3)	3.17%	3.10%	3.15%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PPP represents adjusted net interest income, which excludes net interest income on PPP loans divided by average interest-earning assets excluding PPP loans. The net interest income on PPP loans is calculated using interest income on the PPP balances less an assumed cost of funding the PPP loans, using the overall cost of funds of the Company.
(3)	Adjusted NIM excluding PPP and PAA represents adjusted net interest income, which excludes net interest income on PPP loans and PAA, divided by adjusted average interest-earning assets excluding PPP loans.

Loan Portfolio

The ending weighted average rate (“WAR”)(1) on the total loan portfolio was 3.73% at December 31, 2021, a 1 basis point increase compared to the ending WAR on the total loan portfolio at September 30, 2021. Excluding the impact of PPP loans, the WAR on the loan portfolio was 3.75% at December 31, 2021, compared to 3.76% at September 30, 2021.

Outlined below are loan balances and WARs for the period ended as indicated.

	December 31, 2021		September 30, 2021		December 31, 2020
($ in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
One-to-four family residential, including condominium and cooperative apartment	$669,282	3.63%	$683,665	3.68%	$184,989	3.76%
Multifamily residential and residential mixed-use (2)(3)	3,356,346	3.56	3,468,262	3.57	2,758,743	3.75
Non-owner-occupied commercial real estate ("CRE")	2,915,693	3.69	2,844,171	3.70	1,560,811	3.86
Owner-occupied CRE	1,030,255	4.05	970,266	4.11	317,356	4.14
Acquisition, development, and construction ("ADC")	322,628	4.53	285,379	4.69	156,296	5.02
Commercial and industrial ("C&I")	867,542	4.08	878,332	4.10	319,626	4.49
Other loans	16,898	5.85	20,713	4.97	2,316	7.63
Loans held for investment excluding PPP	9,178,644	3.75	9,150,788	3.76	5,300,137	3.89

PPP	66,017	1.00	134,083	1.00	321,907	1.00
Total loans held for investment including PPP	$9,244,661	3.73%	$9,284,871	3.72%	$5,622,044	3.73%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total amount of loans in the category.

(2)    Includes multifamily loans underlying cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, excluding PPP, for the quarter ended as indicated.

($ in millions)	Q4 2021	Q3 2021	Q4 2020
Loan originations, excluding PPP	$505.1	$464.9	$223.8

Deposits

Total deposits decreased by $215.1 million on a linked quarter basis to $10.5 billion at December 31, 2021. The decline in total deposits was primarily due to the Bank not renewing higher-cost certificates of deposit accounts.

CEO O’ Connor stated, “We continued to focus on reducing higher-rate, promotional or rate-sensitive deposits in our portfolio as we prepare for higher interest rates. The weighted-average rate on our deposit portfolio declined to 0.09% at December 31, 2021.”

Non-interest-bearing deposits increased $98.6 million during the fourth quarter of 2021 to $3.9 billion at December 31, 2021, representing 37.5% of total deposits.

As of December 31, 2021, the Company had $324.9 million of certificates of deposits, with a weighted average rate of 0.29%, that were set to mature during the first quarter of 2022 and $376.3 million of certificates of deposits, with a weighted average rate of 0.69%, that were set to mature during the remainder of 2022.

Non-Interest Income

Non-interest income was $10.2 million during the fourth quarter of 2021, $9.7 million during the third quarter of 2021, and $2.5 million during the fourth quarter of 2020. Excluding the net gain on sale of securities and other assets, adjusted non-interest income was $9.2 million during the fourth quarter of 2021. The net gain on sale of securities and other assets during the fourth quarter of 2021 was primarily due to the sale of a branch property. Excluding the loss on termination of derivatives and net gain on sale of securities and other assets, adjusted non-interest income was $7.9 million during the fourth quarter of 2020 (see “Non-GAAP Reconciliation” table at the end of this news release).

Non-Interest Expense

Total non-interest expense was $50.8 million during the fourth quarter of 2021, $56.8 million during the third quarter of 2021, and $37.6 million during the fourth quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring, and amortization of other intangible assets, adjusted non-interest expense was $48.7 million during the fourth quarter of 2021, compared to $49.1 million during the third quarter of 2021, and $25.3 million during the fourth quarter of 2020 (see “Non-GAAP Reconciliation” table at the end of this news release).

The ratio of non-interest expense to average assets was 1.64% during the fourth quarter of 2021, compared to 1.80% during the linked quarter and 2.28% for the fourth quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.57% during the fourth quarter of 2021, compared to 1.56% during the linked quarter and 1.53% for the fourth quarter of 2020 (see “Non-GAAP Reconciliation” table at the end of this news release).

The efficiency ratio was 49.9% during the fourth quarter of 2021, compared to 54.3% during the linked quarter and 73.4% during the fourth quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring, and amortization of other intangible assets, the adjusted efficiency ratio was 48.2% during the fourth quarter of 2021, compared to 46.9% during the linked quarter and 44.8% during the fourth quarter of 2020 (see “Non-GAAP Reconciliation” table at the end of this news release).

Income Tax Expense

The reported effective tax rate for the fourth quarter of 2021 was 30.9%, compared to 27.5% for the third quarter of 2021, and 31.5% for the fourth quarter of 2020. The increase in the effective tax rate during the fourth quarter of 2021 was primarily the result of higher non-deductible expenses during the period.

Credit Quality

Non-performing loans at December 31, 2021 were $40.3 million, or 0.44% of total loans.

Excluding the impact of purchased loans with credit deterioration (“PCD loans”), non-performing loans would have been $32.2 million, or 0.36% of total loans (excluding PCD loans).

A credit loss recovery of $132 thousand was recorded during the fourth quarter of 2021, compared to a credit loss recovery of $5.2 million during the third quarter of 2021, and a credit loss provision of $6.2 million during the fourth quarter of 2020.

The allowance for credit losses as a percentage of total loans was 0.91% at December 31, 2021 as compared to 0.88% at September 30, 2021 and 0.74% at December 31, 2020.

Loans with Payment Deferrals

Loans subject to full principal and interest (“P&I”) payment deferrals declined to $5.7 million and represented 0.1% of the total loan portfolio at December 31, 2021.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements.

CEO O’Connor commented, “During the fourth quarter, we continued to execute on our share repurchase program and we repurchased $29.3 million of common stock. Our tangible equity to tangible assets ratio increased by 14 basis points in the quarter to 8.64%. Our strong balance sheet and internal stress testing analyses continue to provide support for future capital return to shareholders” (see “Non-GAAP Reconciliation” tables at the end of this news release).

Dividends per common share were $0.24 during the fourth quarter of 2021.

Book value per common share was $26.98 and tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by number of shares outstanding) was $22.87 at December 31, 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on January 28, 2022, during which CEO O’Connor will discuss the Company’s fourth quarter and fiscal year 2021 performance, with a question and answer session to follow. Dial-in information for the live call is 1-888-348-2672. Upon dialing in, request to be joined into Dime Community Bancshares, Inc. call with the conference operator.

The conference call will be simultaneously webcast (listen only), and archived for a period of one year, at https://services.choruscall.com/links/dcom220128.html. Dial-in information for the replay is 1-877-344-7529 using access code #6633695.  Replay will be available beginning on January 28, 2022 at 10:30 a.m. through February 11, 2022 at 11:59 p.m.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $12.0 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company; unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. Further, given its ongoing and dynamic nature, it is difficult to predict what effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch closures, work stoppages and unavailability of personnel; and increased cybersecurity risks, as employees work remotely. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent updates set forth in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	December 31,	September 30,	December 31,
	2021	2021	2020
Assets:
Cash and due from banks	$393,722	$629,011	$243,603
Securities available-for-sale, at fair value	1,563,711	1,709,063	538,861
Securities held-to-maturity	179,309	40,303	—
Marketable equity securities, at fair value	—	—	5,970
Loans held for sale	5,493	14,720	5,903
Loans held for investment, net:
One-to-four family and cooperative/condominium apartment	669,282	683,665	184,989
Multifamily residential and residential mixed-use (1)(2)	3,356,346	3,468,262	2,758,743
CRE	3,945,948	3,814,437	1,878,167
ADC	322,628	285,379	156,296
Total real estate loans	8,294,204	8,251,743	4,978,195
C&I	867,542	878,332	319,626
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	66,017	134,083	321,907
Other loans	16,898	20,713	2,316
Allowance for credit losses	(83,853)	(81,255)	(41,461)
Total loans held for investment, net	9,160,808	9,203,616	5,580,583
Premises and fixed assets, net	50,368	49,615	19,053
Premises held for sale	556	2,799	—
Restricted stock	37,732	37,719	60,707
Bank Owned Life Insurance ("BOLI")	295,789	293,898	156,096
Goodwill	155,797	155,339	55,638
Other intangible assets	8,362	9,077	—
Operating lease assets	64,258	56,836	33,898
Derivative assets	45,086	41,700	18,932
Accrued interest receivable	40,149	43,284	34,815
Other assets	65,224	77,401	27,551
Total assets	$12,066,364	$12,364,381	$6,781,610
Liabilities:
Non-interest-bearing checking	$3,920,423	$3,821,832	$780,751
Interest-bearing checking	905,717	989,526	290,300
Savings	1,158,040	1,188,794	414,809
Money market	3,621,552	3,657,669	1,716,624
Certificates of deposit	853,242	1,016,216	1,322,638
Total deposits	10,458,974	10,674,037	4,525,122
FHLBNY advances	25,000	25,000	1,204,010
Other short-term borrowings	1,862	2,629	120,000
Subordinated debt, net	197,096	197,142	114,052
Operating lease liabilities	66,103	62,870	39,874
Derivative liabilities	40,728	38,889	37,374
Other liabilities	83,981	162,697	40,082
Total liabilities	10,873,744	11,163,264	6,080,514
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	348
Additional paid-in capital	494,125	493,775	278,295
Retained earnings	654,726	630,744	600,641
Accumulated other comprehensive loss, net of deferred taxes	(6,181)	(1,042)	(5,924)
Unearned equity awards	(7,842)	(9,417)	—
Common stock held by the Benefit Maintenance Plan	—	—	(1,496)
Treasury stock, at cost	(59,193)	(29,928)	(287,337)
Total stockholders' equity	1,192,620	1,201,117	701,096
Total liabilities and stockholders' equity	$12,066,364	$12,364,381	$6,781,610

(1)     Includes loans underlying multifamily cooperatives.

(2)     While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Interest income:
Loans	$89,301	$94,045	$55,002	$359,016	$216,566
Securities	7,097	6,030	3,365	22,634	14,159
Other short-term investments	414	583	705	2,976	3,282
Total interest income	96,812	100,658	59,072	384,626	234,007
Interest expense:
Deposits and escrow	2,861	3,565	4,740	16,527	33,038
Borrowed funds	2,265	2,265	5,652	10,490	23,265
Total interest expense	5,126	5,830	10,392	27,017	56,303
Net interest income	91,686	94,828	48,680	357,609	177,704
(Credit) provision for credit losses	(132)	(5,187)	6,162	6,212	26,165
Net interest income after (credit) provision	91,818	100,015	42,518	351,397	151,539

Non-interest income:
Service charges and other fees	4,621	4,581	1,653	15,998	5,571
Title fees	735	482	—	2,338	—
Loan level derivative income	113	445	3,671	2,909	8,872
BOLI income	1,890	2,249	1,028	7,071	4,859
Gain on sale of SBA loans excluding PPP	851	348	146	2,336	1,118
Gain on sale of PPP loans	—	—	—	20,697	—
Gain on sale of residential loans	225	304	910	1,758	1,884
Net gain on equity securities	—	—	222	131	361
Net gain on sale of securities and other assets	975	—	1,235	1,705	4,592
Loss on termination of derivatives	—	—	(6,596)	(16,505)	(6,596)
Other	769	1,319	233	3,630	612
Total non-interest income	10,179	9,728	2,502	42,068	21,273
Non-interest expense:
Salaries and employee benefits	27,638	28,276	15,726	108,331	60,756
Severance	—	—	—	1,875	4,000
Occupancy and equipment	7,784	7,814	4,116	30,697	16,177
Data processing costs	4,506	3,573	2,152	16,638	8,329
Marketing	1,959	1,054	318	4,661	1,458
Professional services	2,130	2,751	681	9,284	3,394
Federal deposit insurance premiums	1,031	1,173	490	4,077	2,257
Loss on extinguishment of debt	—	—	1,104	1,751	1,104
Curtailment (gain) loss	—	—	(1,651)	1,543	(1,651)
Merger expenses and transaction costs	2,574	2,472	12,829	44,824	15,256
Branch restructuring	(1,118)	4,518	—	5,059	—
Amortization of other intangible assets	715	715	—	2,622	—
Other	3,610	4,437	1,824	13,937	6,748
Total non-interest expense	50,829	56,783	37,589	245,299	117,828

Income before taxes	51,168	52,960	7,431	148,166	54,984
Income tax expense	15,811	14,565	2,339	44,170	12,666
Net income	35,357	38,395	5,092	103,996	42,318
Preferred stock dividends	1,821	1,822	1,821	7,286	4,783
Net income available to common stockholders	$33,536	$36,573	$3,271	$96,710	$37,535

Earnings per common share ("EPS"):
Basic	$0.83	$0.89	$0.16	$2.45	$1.74
Diluted	$0.83	$0.89	$0.16	$2.45	$1.74

Average common shares outstanding for diluted EPS	39,876,825	40,426,161	21,233,018	38,903,037	21,538,448

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Per Share Data:
Reported EPS (Diluted)	$0.83	$0.89	$0.16	$2.45	$1.74
Cash dividends paid per common share	0.24	0.24	0.22	0.96	0.86
Book value per common share	26.98	26.64	27.53	26.98	27.53
Tangible common book value per share (1)	22.87	22.60	24.91	22.87	24.91
Common shares outstanding	39,878	40,715	21,233	39,878	21,233
Dividend payout ratio	28.92%	26.97%	135.03%	39.18%	49.79%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.14%	1.22%	0.31%	0.86%	0.66%
Return on average equity	11.67	12.69	2.89	8.96	6.30
Return on average tangible common equity (1)	14.61	15.96	2.45	11.09	7.14
Net interest margin	3.14	3.20	3.10	3.15	2.90
Non-interest expense to average assets	1.64	1.80	2.28	2.03	1.83
Efficiency ratio	49.9	54.3	73.4	61.4	59.2
Effective tax rate	30.90	27.50	31.48	29.81	23.04

Balance Sheet Data:
Average assets	$12,419,184	$12,584,372	$6,604,409	$12,112,800	$6,424,251
Average interest-earning assets	11,582,086	11,765,298	6,281,488	11,354,111	6,122,643
Average tangible common equity (1)	931,503	929,131	533,476	888,128	525,817
Loan-to-deposit ratio at end of period	88.4	87.0	124.2	88.4	124.2

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	7.66%	7.54%	7.86%
Tangible equity to tangible assets (1)	8.64	8.50	9.60
Tier 1 common equity ratio	9.50	9.92	10.22
Tier 1 risk-based capital ratio	10.71	11.17	12.44
Total risk-based capital ratio	13.47	14.13	15.44
Tier 1 leverage ratio	8.46	8.37	9.95
CRE consolidated concentration ratio (2)	519	516	554
Allowance for credit losses/ Total loans	0.91	0.88	0.74
Allowance for credit losses/ Non-performing loans	208.04	238.84	231.26

(1)   See "Non-GAAP Reconciliation" table for reconciliation of tangible equity, tangible common equity, and tangible assets. Average balances are calculated using the ending balance for months during the period indicated.

(2)   The CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner occupied commercial real estate, multifamily, and ADC, divided by consolidated capital. December 31, 2021 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(3)	December 31, 2021 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Real estate loans	$8,293,470	$78,367	3.75%	$8,289,973	$78,820	3.77%	$4,966,327	$49,487	3.99%
Commercial and industrial loans	873,273	10,119	4.60	868,508	12,143	5.55	328,754	3,252	3.96
SBA PPP loans	96,065	583	2.41	266,472	2,643	3.94	318,793	2,252	2.83
Other loans	18,385	232	5.01	21,391	439	8.14	1,318	11	3.34
Securities	1,729,191	7,097	1.63	1,438,348	6,030	1.66	498,861	3,365	2.70
Other short-term investments	571,702	414	0.29	880,606	583	0.26	167,435	705	1.68
Total interest-earning assets	11,582,086	96,812	3.32%	11,765,298	100,658	3.39%	6,281,488	59,072	3.76%
Non-interest-earning assets	837,098			819,074			322,921
Total assets	$12,419,184			$12,584,372			$6,604,409

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$962,597	$455	0.19%	$1,000,435	$388	0.15%	$259,155	$142	0.22%
Money market	3,652,681	1,087	0.12	3,698,124	1,467	0.16	1,679,578	1,285	0.30
Savings	1,174,719	108	0.04	1,335,310	170	0.05	408,241	141	0.14
Certificates of deposit	915,210	1,211	0.52	1,138,853	1,540	0.54	1,333,079	3,172	0.95
Total interest-bearing deposits	6,705,207	2,861	0.17	7,172,722	3,565	0.20	3,680,053	4,740	0.51
FHLBNY advances	25,000	61	0.97	25,000	59	0.94	1,172,191	4,319	1.47
Subordinated debt, net	197,126	2,204	4.44	197,172	2,206	4.44	114,028	1,330	4.64
Other short-term borrowings	2,484	—	—	2,290	—	—	4,424	3	0.27
Total borrowings	224,610	2,265	4.00	224,462	2,265	4.00	1,290,643	5,652	1.74
Total interest-bearing liabilities	6,929,817	5,126	0.29%	7,397,184	5,830	0.31%	4,970,696	10,392	0.83%
Non-interest-bearing checking	4,096,046			3,789,623			795,204
Other non-interest-bearing liabilities	181,074			186,977			132,826
Total liabilities	11,206,937			11,373,784			5,898,726
Stockholders' equity	1,212,247			1,210,588			705,683
Total liabilities and stockholders' equity	$12,419,184			$12,584,372			$6,604,409
Net interest income		$91,686			$94,828			$48,680
Net interest rate spread			3.03%			3.08%			2.93%
Net interest margin			3.14%			3.20%			3.10%
Deposits (including non-interest-bearing checking accounts)	$10,801,253	$2,861	0.11%	$10,962,345	$3,565	0.13%	$4,475,257	$4,740	0.42%

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	December 31,	September 30,	December 31,
Asset Quality Detail	2021	2021	2020
Non-performing loans ("NPLs") (1)
One-to-four family residential, including condominium and cooperative apartment	$7,623	$4,938	$858
Multifamily residential and residential mixed-use	—	859	1,863
CRE	5,053	4,122	2,704
ADC	—	—	—
C&I	27,266	23,727	12,502
Other	365	374	1
Total Non-accrual loans	$40,307	$34,020	$17,928
Total Non-performing assets ("NPAs")	$40,307	$34,020	$17,928

Loans 90 days delinquent and accruing ("90+ Delinquent")
One-to-four family residential, including condominium and cooperative apartment	$1,945	$5,021	$44
Multifamily residential and residential mixed-use	—	—	437
CRE	—	1,004	—
ADC	—	—	—
C&I	1,056	257	2,848
Other	—	—	—
90+ Delinquent	$3,001	$6,282	$3,329

NPAs and 90+ Delinquent	$43,308	$40,302	$21,257

NPAs and 90+ Delinquent / Total assets	0.36%	0.33%	0.31%
Net charge-offs (recoveries) ("NCOs")	$(108)	$4,191	$13,193
NCOs / Average loans (1)	0.00%	0.18%	0.94%

(1)	Excludes loans held for sale

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the Company’s merger with Bridge, as well as branch restructuring, and gain on sale of PPP loans.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$33,536	$36,573	$3,271	$96,710	$37,535
Adjustments to net income (1):
Provision for credit losses - Non-PCD loans (double-count)	—	—	—	20,278	—
Gain on sale of PPP loans	—	—	—	(20,697)	—
Net gain on sale of securities and other assets	(975)	—	(1,235)	(1,685)	(4,592)
Loss on termination of derivatives	—	—	6,596	16,505	6,596
Severance	—	—	—	1,875	4,000
Loss on extinguishment of debt	—	—	1,104	1,751	1,104
Curtailment (gain) loss	—	—	(1,651)	1,543	(1,651)
Merger expenses and transaction costs (2)	2,574	2,472	12,829	44,824	15,256
Branch restructuring	(1,118)	4,518	—	5,059	—
Income tax effect of adjustments and other tax adjustments	(234)	(2,191)	(4,901)	(19,421)	(5,537)
Adjusted net income available to common stockholders (non-GAAP)	$33,783	$41,372	$16,013	$146,742	$52,711

Adjusted Ratios (Based upon non-GAAP as calculated above)
Adjusted EPS (Diluted)	$0.84	$1.01	$0.76	$3.73	$2.44
Adjusted return on average assets	1.15%	1.37%	1.08%	1.27%	0.89%
Adjusted return on average equity	11.75	14.27	10.11	13.26	8.56
Adjusted return on average tangible common equity	14.72	18.02	12.01	16.73	10.02
Adjusted non-interest expense to average assets	1.57	1.56	1.53	1.55	1.54
Adjusted efficiency ratio	48.2	46.9	44.8	47.6	49.3

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 31% unless otherwise noted.

(2)    Certain merger expenses and transaction costs are non-taxable expense.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Operating expense as a % of average assets - as reported	1.64%	1.80%	2.28%	2.03%	1.83%
Loss on extinguishment of debt	—	—	(0.07)	(0.01)	(0.02)
Curtailment gain (loss)	—	—	0.10	(0.02)	0.03
Severance	—	—	—	(0.02)	(0.06)
Merger expenses and transaction costs	(0.08)	(0.08)	(0.78)	(0.37)	(0.24)
Branch restructuring	0.03	(0.14)	—	(0.04)	—
Amortization of other intangible assets	(0.02)	(0.02)	—	(0.02)	—
Adjusted operating expense as a % of average assets (non-GAAP)	1.57	1.56	1.53	1.55	1.54

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Efficiency ratio - as reported (non-GAAP) (1)	49.9%	54.3%	73.4%	61.4%	59.2%
Non-interest expense - as reported	$50,829	$56,783	$37,589	$245,299	$117,828
Less: Severance	—	—	—	(1,875)	(4,000)
Less: Merger expenses and transaction costs	(2,574)	(2,472)	(12,829)	(44,824)	(15,256)
Less: Branch restructuring	1,118	(4,518)	—	(5,059)	—
Less: Loss on extinguishment of debt	—	—	(1,104)	(1,751)	(1,104)
Less: Curtailment gain (loss)	—	—	1,651	(1,543)	1,651
Less: Amortization of other intangible assets	(715)	(715)	—	(2,622)	—
Adjusted non-interest expense (non-GAAP)	$48,658	$49,078	$25,307	$187,625	$99,119
Net interest income - as reported	$91,686	$94,828	$48,680	$357,609	$177,704
Non-interest income - as reported	$10,179	$9,728	$2,502	$42,068	$21,273
Less: Gain on sale of PPP loans	—	—	—	(20,697)	—
Less: Net gain on sale of securities and other assets	(975)	—	(1,235)	(1,685)	(4,592)
Less: Loss on termination of derivatives	—	—	6,596	16,505	6,596
Adjusted non-interest income (non-GAAP)	$9,204	$9,728	$7,863	$36,191	$23,277
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$100,890	$104,556	$56,543	$393,800	$200,981
Adjusted efficiency ratio (non-GAAP) (2)	48.2%	46.9%	44.8%	47.6%	49.3%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	December 31,	September 30,	December 31,
	2021	2021	2020
Reconciliation of Tangible Assets:
Total assets	$12,066,364	$12,364,381	$6,781,610
Less:
Goodwill	(155,797)	(155,339)	(55,638)
Other intangible assets	(8,362)	(9,077)	—
Tangible assets (non-GAAP)	$11,902,205	$12,199,965	$6,725,972

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,192,620	$1,201,117	$701,096
Less:
Goodwill	(155,797)	(155,339)	(55,638)
Other intangible assets	(8,362)	(9,077)	—
Tangible equity (non-GAAP)	1,028,461	1,036,701	645,458
Less:
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$911,892	$920,132	$528,889

Common shares outstanding	39,878	40,715	21,233

Tangible common equity to tangible assets (non-GAAP)	7.66%	7.54%	7.86
Tangible equity to tangible assets (non-GAAP)	8.64	8.50	9.60

Book value per share	$26.98	$26.64	$27.53
Tangible common book value per share (non-GAAP)	22.87	22.60	24.91